EXHIBIT 99.1
Feb. 9, 2017
DTE Energy reports solid 2016 financial results; sets operational records while securing Michigan’s energy future

DETROIT - DTE Energy (NYSE:DTE) today reported 2016 earnings of $868 million, or $4.83 per diluted share, compared with $727 million, or $4.05 per diluted share in 2015. Reported 2016 earnings were higher primarily driven by weather, with the region experiencing a long, hot summer.

2016 operating earnings were $948 million or $5.28 per diluted share, compared with 2015 operating earnings of $863 million, or $4.82 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“2016 was a great year for DTE. We had solid financial performance and made significant progress on many other fronts. Legislation was passed that secures Michigan’s energy future, we had the safest year in our more than 150-year history, and we added a major new acquisition to our Gas Storage & Pipelines business. These events are significant for our company, our customers and our state’s future,” said Gerry Anderson, DTE Energy chairman and CEO.

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Engaged employees focused on safety: The Company was recognized for the fourth consecutive year as a Gallup Great Workplace, ranking in the top 7 percent of the survey. DTE is the only energy company to receive this recognition. Our safety record has a direct connection to the engagement of our employees and DTE recorded its safest year in company history.

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Upgraded infrastructure results in increased reliability: Our electric reliability in 2016 was the best in over a decade, and customers experienced a 70 percent reduction in outage duration over the past two years. This marks a milestone in a multi-year modernization plan to provide more reliable energy for customers while keeping service affordable.

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Secured Michigan’s energy future: In December, Governor Snyder signed energy legislation into law, creating a path forward to an energy future that is reliable, affordable and cleaner for the state’s residents. The legislation calls for production of at least 15 percent of energy from renewable sources, up from 10 percent, and establishes a long-term planning process and reliability provisions as coal plants are replaced with cleaner sources of energy.

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Created jobs and supported Michigan businesses: DTE has exceeded its commitment to the Pure Michigan Business Connect local supplier initiative, having spent more than $1.3 billion with Michigan-based companies in 2016. The company’s six-year effort has led to increased spending with Michigan suppliers from $475 million in 2010 to $1.3 billion in 2016, creating and supporting an additional 13,000 new jobs for Michigan workers.

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Completed major $1.3 billion acquisition for Gas Storage & Pipelines business: DTE purchased midstream assets in support of the company's strategy to continue to grow and earn competitive returns for shareholders. DTE purchased 100 percent of Appalachia Gathering System, located in Pennsylvania and West Virginia, and 55 percent of Stonewall Gas Gathering, also in West Virginia.

“Our transition to cleaner sources of energy is in full swing. Our infrastructure investments have significantly improved reliability. We’re leveraging programs to invest in the communities where we live and serve, and are focused on providing top-tier customer service. These are a few of the many ways we’ve continued our journey to become the best operated energy company in North America,” Anderson added.

DTE finishes 2016 strong and reaffirms EPS guidance for 2017

DTE Energy reaffirmed 2017 operating EPS guidance of $5.15 to $5.46, which was provided last November.

“DTE performed well in 2016, exceeding our financial goals, due primarily to the warmer than normal summer,” said Peter Oleksiak, DTE Energy senior vice president and CFO. “We continued to control costs to keep bills affordable for our customers. At the same time, we continued to see growth in development projects in our non-utility businesses, contributing to favorable financial results.”

This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at www.dteenergy.com/investors. The telephone dial-in numbers are U.S. and Canada toll free: (800) 533-7619 or international toll: (785) 830-1923. The passcode is 3807152. The webcast will be archived on the DTE Energy website at www.dteenergy.com/investors. An audio replay of the call will be available from noon today to noon Wednesday, Feb. 23. To access the replay, dial U.S. and Canada toll free (888) 203-1112 or international toll (719) 457-0820 and enter the passcode 3807152.

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric utility serving 2.2 million customers in

Southeastern Michigan and a natural gas utility serving 1.3 million customers in Michigan. The DTE Energy portfolio includes non-utility energy businesses focused on power and industrial projects, natural gas pipelines, gathering and storage, and energy marketing and trading. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2017 operating earnings guidance. It is likely that certain items that impact the company's 2017 reported results will be excluded from operating results. Reconciliations to the comparable 2017 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market movements and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected,” “aspiration” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors impact forward-looking statements including, but not limited to, the following: impact of regulation by the EPA, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; impact of volatility of prices in the oil and gas markets on DTE Energy's gas storage and pipelines operations; impact of volatility in prices in the international steel markets on DTE Energy's power and industrial projects operations; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy's energy trading operations; changes in the financial condition of DTE Energy's significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant construction projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, cyber-crime and terrorism; employee relations and the impact of collective bargaining agreements; the risk of a major safety incident at an electric distribution or generation facility and, for DTE Energy, a gas storage, transmission, or distribution facility; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; implementation of new information systems; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This release should also be read in conjunction with the Forward-Looking Statements section of the joint DTE Energy and DTE Electric Form 2016 Form 10-K (which section is incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

For further information, members of the media may call:
Stephanie Beres, DTE Energy, 313.235.5555

Analysts, for further information call:
Barbara Tuckfield, DTE Energy, 313.235.1018
Joyce Leslie, DTE Energy, 313.235.3209

DTE Energy Company
Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In millions, except per share amounts)
Operating Revenues
Utility operations	$1,650	$1,512	$6,497	$6,238
Non-utility operations	1,224	975	4,133	4,099
	2,874	2,487	10,630	10,337

Operating Expenses
Fuel, purchased power, and gas — utility	486	496	1,968	2,081
Fuel, purchased power, and gas — non-utility	1,035	833	3,562	3,481
Operation and maintenance	682	618	2,302	2,214
Depreciation and amortization	274	227	976	852
Taxes other than income	88	82	370	364
Asset (gains) losses and impairments, net	8	97	7	106
	2,573	2,353	9,185	9,098
Operating Income	301	134	1,445	1,239

Other (Income) and Deductions
Interest expense	131	109	472	450
Interest income	(3)	(3)	(20)	(13)
Other income	(47)	(54)	(207)	(209)
Other expenses	68	25	95	61
	149	77	340	289
Income Before Income Taxes	152	57	1,105	950

Income Tax Expense (Benefit)	28	(20)	271	230

Net Income	124	77	834	720

Less: Net Loss Attributable to Noncontrolling Interests	(7)	(3)	(34)	(7)

Net Income Attributable to DTE Energy Company	$131	$80	$868	$727

Basic Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.73	$0.45	$4.84	$4.05

Diluted Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.73	$0.45	$4.83	$4.05

Weighted Average Common Shares Outstanding
Basic	179	179	179	179
Diluted	179	180	179	179
Dividends Declared per Common Share	$0.83	$0.73	$3.06	$2.84

DTE Energy Company
Segment Net Income

	Three Months Ended December 31,
	2016				2015
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$75	$—		$75	$93	$8	D	$101

DTE Gas	42	—		42	39	—		39

Non-utility operations
Gas Storage and Pipelines	26	8	A	34	28	—		28

Power and Industrial Projects	29	(7)	B	22	(57)	69	B	12

Energy Trading	(11)	10	C	(1)	(22)	23	C	1

Total Non-utility operations	44	11		55	(51)	92		41

Corporate and Other	(30)	2	A	(28)	(1)	—		(1)

Net Income Attributable to DTE Energy Company	$131	$13		$144	$80	$100		$180

Adjustments key
A) Transaction-related costs resulting from the acquisition of AGS & SGG, (net of tax of $6M)
B) Closure of Shenango coke battery due to impacts from downturn in North American steel industry — recorded in Operating Expenses — Asset (gains) losses and impairments, (net of tax $10M in 2016 and $46M in 2015)

C) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility (net of tax of $7M in 2016 and $14M in 2015)

D) MPSC disallowance of tree trimming capital expenses (net of tax of $5M)

DTE Energy Company
Segment Diluted Earnings Per Share

	Three Months Ended December 31,
	2016				2015
	Reported Earnings	Adjustments (1)		Operating Earnings	Reported Earnings	Adjustments (1)		Operating Earnings

DTE Electric	$0.42	$—		$0.42	$0.52	$0.04	D	$0.56

DTE Gas	0.23	—		0.23	0.22	—		0.22

Non-utility operations
Gas Storage and Pipelines	0.14	0.05	A	0.19	0.16	—		0.16

Power and Industrial Projects	0.16	(0.04)	B	0.12	(0.32)	0.39	B	0.07

Energy Trading	(0.06)	0.06	C	—	(0.12)	0.13	C	0.01

Total Non-utility operations	0.24	0.07		0.31	(0.28)	0.52		0.24

Corporate and Other	(0.16)	0.01	A	(0.15)	(0.01)	—		(0.01)

Net Income Attributable to DTE Energy Company	$0.73	$0.08		$0.81	$0.45	$0.56		$1.01

(1) Per share amounts for the adjustments are based on the after-tax effect for each item, divided by the diluted weighted average common shares outstanding, as noted on the Consolidated Statements of Operations

Adjustments key — see previous page

DTE Energy Company
Segment Net Income

	Twelve Months Ended December 31,
	2016				2015
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$622	$—		$622	$542	$12	D	$562
		—				8	E

DTE Gas	138	—		138	132	—		132
		—
Non-utility operations
Gas Storage and Pipelines	119	8	A	127	107	—		107

Power and Industrial Projects	95	—		95	16	69	B	95
		—				10	F

Energy Trading	(45)	70	C	25	(22)	47	C	15
		—				(10)	G
Total Non-utility operations	169	78		247	101	116		217

Corporate and Other	(61)	2	A	(59)	(48)	—		(48)

Net Income Attributable to DTE Energy Company	$868	$80		$948	$727	$136		$863

Adjustments key
A) Transaction-related costs resulting from the acquisition of AGS & SGG, (net of tax $7M)
B) Closure of Shenango coke battery due to impacts from downturn in North American steel industry - recorded in Operating Expenses - Asset (gains) losses and impairments, (net of tax of $46M)
C) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility (net of tax of $(45M) in 2016 and $29M in 2015)

D) MPSC disallowance of Fermi 2 related purchased power costs resulting from reduced output in 2012 and 2013 due to a pump failure - recorded in Operating Revenues - Utility operations, (net of tax of $7M)

E) MPSC disallowance of tree trimming capital expenses, (net of tax of $5M)
F) Contract termination resulting in the closure of a renewable power generating facility - recorded in Operating Expenses - Asset (gains) losses and impairments, (net of tax of $6 million)
G) Refund of natural gas pipeline demand charges as a result of a Federal Energy Regulatory Commission rate order - recorded in Operating Expenses - Fuel, purchased power, and gas - non-utility, (net of tax of $(6M))

DTE Energy Company
Segment Diluted Earnings Per Share

	Twelve Months Ended December 31,
	2016				2015
	Reported Earnings	Adjustments (1)		Operating Earnings	Reported Earnings	Adjustments (1)		Operating Earnings

DTE Electric	$3.47	$—		$3.47	$3.02	$0.07	D	$3.14
		—				0.05	E

DTE Gas	0.77	—		0.77	0.73	—		0.73

Non-utility operations
Gas Storage and Pipelines	0.66	0.05	A	0.71	0.60	—		0.60

Power and Industrial Projects	0.53	—		0.53	0.09	0.05	B	0.53
		—				0.39	F

Energy Trading	(0.25)	0.39	C	0.14	(0.12)	0.26	C	0.09
		—				(0.05)	G
Total Non-utility operations	0.94	0.44		1.38	0.57	0.65		1.22

Corporate and Other	(0.35)	0.01	A	(0.34)	(0.27)	—		(0.27)

Net Income Attributable to DTE Energy Company	$4.83	$0.45		$5.28	$4.05	$0.77		$4.82

(1) Per share amounts for the adjustments are based on the after-tax effect for each item, divided by the diluted weighted average common shares outstanding, as noted on the Consolidated Statements of Operations

Adjustments key — see previous page